UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2026

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wood Avenue, Unit #100 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On August 23, 2026, Outlook Therapeutics, Inc. (the “Company”) and Lawrence A. Kenyon, the Company’s Chief Financial Officer, Treasurer and Corporate Secretary and a member of the Company’s Board of Directors (the “Board”), mutually agreed that Mr. Kenyon would cease serving in the roles of Chief Financial Officer, Treasurer, Corporate Secretary, principal financial officer and principal accounting officer, effective September 1, 2026 (the “Transition Date”). In connection with Mr. Kenyon’s departure, on August 27, 2026, the Board appointed Kevin Lundquist as the Company’s Chief Financial Officer, Treasurer, principal financial officer and principal accounting officer, effective as of the Transition Date.

Mr. Lundquist, age 58, most recently served as Chief Financial Officer of CapsoVision Inc. (Nasdaq: CV), a commercial stage medical technology company, from October 2024 to February 2026, where he managed all aspects of finance and operations and led the company through its initial public offering. Prior to that, Mr. Lundquist served as Chief Financial Officer of Abzena Biologics, Inc., a biotechnology company, from January 2022 to December 2023. From August 2020 to January 2022, Mr. Lundquist served as Vice President of Finance of Revance, Inc. (Nasdaq: RVNC), a biotechnology company. Mr. Lundquist also previously served in various other finance roles, including Senior Director of Global Manufacturing Finance of Roche, Chief Financial Officer of Caterpillar Japan, Director of Finance Operations of Caterpillar India and Director of International Business Development for Abbott Laboratories. Mr. Lundquist holds an M.B.A. in International Finance from Utah State University and a B.S. in accounting and finance from the University of Utah.

There are no arrangements or understandings between Mr. Lundquist and any other person pursuant to which he is being appointed as an officer of the Company. Mr. Lundquist does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Lundquist has an interest requiring disclosure under Item 404(a) of Regulation S-K.

To support an orderly transition, Mr. Kenyon will continue to be employed in a non-executive role through September 30, 2026 (the “Separation Date”) with the same annual base salary and employee benefits in effect prior to the Transition Date. In connection with Mr. Kenyon’s departure, he will step down from the Board on or before the Separation Date. The Board has resolved to reduce its size to eight directors immediately upon Mr. Kenyon’s departure from the Board. Mr. Kenyon’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s accounting practices, financial statements, internal controls over financial reporting, operations, policies or practices.

Mr. Lundquist’s Compensation Arrangements

In connection with Mr. Lundquist’s appointment, the Company entered into an employment agreement (the “Lundquist Employment Agreement”) with Mr. Lundquist, effective as of the Transition Date, with respect to his service as Chief Financial Officer. The Lundquist Employment Agreement provides for, among other things: (i) an initial annual base salary of $450,000; (ii) an annual performance-based cash bonus with a target amount equal to 50% of Mr. Lundquist’s base salary; and (iii) participation in the Company’s employee benefit and welfare plans. In addition, as a material inducement to Mr. Lundquist’s entering into employment with the Company, the Compensation Committee of the Board approved the grant to Mr. Lundquist of a stock option to purchase 500,000 shares of the Company’s common stock outside, but subject to the terms, of the Company’s 2024 Equity Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price equal to the fair market value of the Company’s common stock on the Transition Date, a ten-year term, and will vest as to 25% of the shares on the first anniversary of the Transition Date, with the remainder vesting in equal monthly installments over the following three years, subject to Mr. Lundquist’s continued service through each vesting date.

In the event of the termination of Mr. Lundquist’s employment by the Company without “cause” or by him for “good reason” (each as defined in Lundquist Employment Agreement) (a “Qualifying Termination”), the Lundquist Employment Agreement provides that Mr. Lundquist would be entitled to severance payments and benefits consisting of: (i) a cash payment equal to nine months of his base salary paid in a lump sum; and (ii) employee benefit coverage for up to four months, subject, in each case, to his execution of a separation agreement with an effective release of claims in favor of the Company and continued compliance with certain restrictive covenants set forth in the Lundquist Employment Agreement. In the event Mr. Lundquist’s employment is terminated due to a Qualifying Termination within two months prior to or six months following a change in control (as defined in the Company’s 2024 Equity Incentive Plan), the Lundquist Employment Agreement provides that Mr. Lundquist would be entitled to severance payments and benefits, set forth above, and in addition, 100% of Mr. Lundquist’s then-unvested time-vesting equity awards would become fully vested as of the date of his termination.

The foregoing description of the Lundquist Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Lundquist Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Kenyon’s Separation Agreement

Mr. Kenyon’s departure constitutes a termination of employment without “cause” for purposes of any employment, equity compensation or benefit agreement, plan or arrangement of the Company and its subsidiaries to which Mr. Kenyon is a party or otherwise participates, including that certain amended and restated executive employment agreement, dated as of June 2, 2022, by and between Mr. Kenyon and the Company (the “Kenyon Employment Agreement”).

In connection with Mr. Kenyon’s departure, the Company entered into a separation agreement with Mr. Kenyon (the “Separation Agreement”), which provides for severance benefits that are generally consistent with the severance benefits set forth in the Kenyon Employment Agreement. Pursuant to the Separation Agreement (and subject to his execution and non-revocation of the Separation Agreement), Mr. Kenyon is eligible to receive: (i) a lump sum cash payment equal to the sum of (x) 12 months of Mr. Kenyon’s base salary, (y) $20,000, and (z) Mr. Kenyon’s full target bonus for 2026; (ii) the acceleration of vesting of 100% of Mr. Kenyon’s outstanding stock option awards effective as of the Separation Date; and (iii) COBRA benefits for a period of up to 12 months from the Separation Date. In the event that a change in control (as defined in the Company’s 2015 Equity Incentive Plan, as such plan may be amended from time to time) were to occur within two months following the Separation Date, Mr. Kenyon would instead be entitled to (i) a lump sum cash payment equal to the sum of (x) 18 months of Mr. Kenyon’s base salary, (y) $20,000, and (z) 150% of Mr. Kenyon’s full target bonus for 2026; (ii) the acceleration of vesting of 100% of Mr. Kenyon’s outstanding stock option awards effective as of the Separation Date; and (iii) COBRA benefits for a period of up to 18 months from the Separation Date.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement by and between Kevin Lundquist and Outlook Therapeutics, Inc., dated August 27, 2026.*
10.2	Separation Agreement by and between Lawrence A. Kenyon and Outlook Therapeutics, Inc., dated August 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain of the exhibits to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: August 27, 2026	By:	/s/ Robert C. Jahr
Robert C. Jahr
Chief Executive Officer